Exhibit 99.2
Denali Concrete Management, Inc.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2011

	Historical
	Denali Concrete	Historical
	Management, Inc.	Eye Fite Ltd.	Pro forma		Pro forma
	30-Sep-11	30-Sep-11	Adjustments	Note	Condolidated
Assets
Current Assets
Cash	$—	$0	$500,000	C	$—
			2,987,919	E
			97,000	F
			(7,750)	G
			(89,250)	H	3,487,919

License			1	A	1
Investment - Can Fite	—		2,400,000	B	2,400,000
Prepaid Assets		0			—
Total current assets	—	—	5,887,920		5,887,920

Debt issuance costs	—	-			—
Property and equioment, net		0			—
Total assets	$-	$-	$5,887,920		$5,887,920

Liabilities and Shareholders’ Deficit

Current liabilities:
Accrued liabilities, related parties	$31,256	$-	$(31,256)	H	$—
Accounts payable and accrued expenses	2,311	883	(2,311)	H	883
Notes payable, related parties	56,465	0	(56,465)	H	—

Total current liabilities	90,032	883	(90,032)		883

Shareholders’ deficit:
Preferred stock		—			—
Common stock	11,370	- *
			1	A
			2,098	B
			437	C
			(1)	D
			36,000	D
			2,910	E
			1,920	F
			(7,750)	G	46,985

Additional paid-in capital	127,535	(883)
			2,397,902	B
			308,208	B
			499,563	C
			46,322	C
			(35,999)	D
			3,315,009	E
			308,508	E
			95,080	F
			42,400	J
			(228,937)	I	6,874,708

Money raising costs			(330,000)	E	(330,000)

Retained earnings	(228,937)	-
			782	H
			228,937	I
			(705,438)	B,C,E,J	(704,656)

Total shareholders' deficit	(90,032)	(883)	5,977,952		5,887,037

Total liabilities and shareholders' deficit	$-	$-	$5,887,920		$5,887,920

See accompanying notes to financial statements

Denali Concrete Management Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2011

	Historical
	Denali Concrete	Historical
	Management, Inc.	Eye Fite Ltd.	Pro forma		Pro forma
	September 30, 2011	September 30, 2011	Adjustments	Note	Condolidated

Revenues:
Revenues	$-	$-	$-		$-
Cost of revenues	-	-	-

Gross profit	-	-	-		-

Operating costs and expenses:
Selling, general and administrative	-	883			883
Warrant and option expenses		-	308,208	B
			46,322	C
			308,508	E
			42,400	J	705,438

Management and consulting fees, related parties		-	-		-
Legal and accounting	25,977	-	-		25,977
Other	2,502	-	-		2,502

Total operating costs and expenses	28,479	883	705,438		734,800

Operating loss	(28,479)	(883)	(705,438)		(734,800)

Other income (expenses)
Interest expense, related parties	(4,365)	-	-		(4,365)
Gain on retention of deposit	50,000	-	-		50,000
Gain on forgiveness of debt		-	782		782
Total other income (expenses)	45,635	-	782		46,417

Net income (loss)	$17,156	$(883)	$(704,656)		$(688,383)

Basic and diluted net income (loss) per common share	(0.01)				(0.01)

Basic and diluted weighted average common shares outstanding	47,795,516				47,795,516

See accompanying notes to fianncial statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1.  Description of the Acquisition and Basis of Presentation

On June 5, 2011, the Company entered into an agreement (the “Agreement”) with Can-Fite Biopharma Ltd., an Israeli corporation (“Can-Fite”), whereby the parties agreed to consummate various transactions.  Under the Agreement, Can-Fite agreed to grant an exclusive license for the use of CF101 (Can-Fite’s therapeutic drug candidate) solely in the field of ophthalmic diseases to its wholly-owned subsidiary, Eyefite EyefiteLtd., a private company incorporated under the laws of the State of Israel (“Eyefite”), and the Company agreed to recapitalize its capital stock prior to the consummation of the transactions contemplated by the Agreement so that, upon the consummation of the various transactions, Can-Fite would transfer all of its interest in Eyefite to the Company in exchange for an approximately 90% equity interest in the Company, on a fully diluted basis, prior to the Financing (as defined below).  The Agreement expired on August 28, 2011, but the parties have continued to negotiate, and anticipate consummating, a proposed transaction under terms similar to those set forth in the Agreement.  In connection with the closing of the transactions contemplated by the Agreement, the Company expects to issue approximately 2,910,456 shares of its common stock to certain investors in a private placement in exchange for $3,317,919 in cash (less money raising costs), 2,907,626 million shares to Can-Fite in exchange for $2.4 million in ordinary shares of Can-Fite (as determined by reference to the previous trading day’s closing price for Can-Fite shares on the Tel Aviv Stock Exchange), and 437,005 shares to Can-Fite in exchange for $500,000 (together, the “Financing”). For each two (2) shares of Denali purchased in the Financing, each investor (including Can-Fite) will receive one (1) warrant valid for a period of 5 years from the closing of the Financing, to acquire one (1) share of Denali for an exercise price which is based on a $75 million valuation for Denali, provided that the capitalization of the Company is increased to 100,000,000 common shares.  Denali will further agree to full-ratchet anti-dilution protective provisions for the benefit of the investors in the Financing (including Can-Fite) in the event that Denali enters into another financing during the 12 months following the closing of the Financing at a price which is lower than the effective per share price of the Financing. In connection with the Financing Denali expects to pay commissions to third parties in the amount of approximately $330,000. The Company and Can-Fite further agreed to enter into a services agreement to set forth the terms by which Can-Fite will manage, as an independent contractor, all activities relating to pre-clinical and clinical studies performed for the development of the ophthalmic indications of CF101.

On or about November 21, 2011, in accordance with the closing of the proposed transaction, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Can-Fite, whereby Can-Fite will purchase 36,000,000 shares of common stock of the Company in exchange for surrendering to the Company all of the issued and outstanding common stock of Eyefite. As a result of the consummation of the actions contemplated by the Stock Purchase Agreement, Eyefite will become the Company’s wholly-owned subsidiary and Can-Fite will become the Company’s majority shareholder.

In connection with the consummation of the transactions contemplated by the Agreement and the Stock Purchase Agreement, there will be a change in a majority of the members of the Company’s Board of Directors other than at a meeting of shareholders.  The Company’s Articles of Incorporation and Bylaws provide that the Board of Directors has the authority to set the size of the Board so long as the number of directors is not reduced to less than one.  The Bylaws further provide that vacancies on the Board shall be filled by the remaining director.  Accordingly, immediately prior to the consummation of the transactions contemplated by the Agreement and the Stock Purchase Agreement, the Board of Directors of the Company will expand the size of the Board from one member to three members.  Mathew Rule, the current sole director of the Company, will resign as sole director of the Company immediately prior to the consummation of the transactions contemplated by the Agreement and the Stock Purchase Agreement and, prior to his resignation, he will approve the appointment of Pnina Fishman, Ilan Cohn and Guy Regev as new directors of the Company effective as of the date of his resignation.  Mathew Rule will also resign as our Chief Executive Officer and Chief Financial Officer and we will appoint Pnina Fishman as our Interim Chief Executive Officer and Itay Weinstein as our Interim Chief Financial Officer.

The organizational history of Eyefite Ltd. is described in Eyefite’s audited financial statements as of September 30, 2011, which are included elsewhere in this Report on Form 8-K.

Basis of Presentation

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These pro forma unaudited condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

The unaudited pro forma condensed consolidated balance sheet was prepared combining the historical balance sheet of Eyefite Ltd. at September 30, 2011 and the historical balance sheet of Denali at September 30, 2011, as described above.

The unaudited pro forma condensed consolidated statement of operations includes the historical operations of Eyefite for the period ended September 30, 2011 and the historical operations of Denali.

Effective November 21, 2011 Eyefite Ltd (“Eyefite”) acquired Denali Concrete Management, Inc. (“Denali” or “Company”), a Nevada corporation, whereby Denali was the legal acquirer and Eyefite the accounting acquirer.  Accordingly, the Company is presenting the historical financial information of Eyefite prior to September 30, 2011.

2.  Pro Forma Adjustments and Assumptions

The accompanying unaudited pro forma consolidated financial information gives effect to the Share Exchange as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Eyefite and Denali been a combined company during the specified periods.  The unaudited pro forma consolidated balance sheet set forth below represents the combined financial position of Eyefite and Denali as of September 30, 2011, as if the reverse acquisition occurred on September 30, 2011.  The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2011 represents the combined results of operations of Eyefite and Denali, as if the reverse acquisition occurred on the first day of the period presented. Since Eyefite was formed in June 2011, there is not a Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010.

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma consolidated financial information. The unaudited pro forma consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements incorporated included with this Form 8-K.

A.
Reflects the granting of the license to Eyefite Ltd. by Can-Fite in exchange for 1,000 shares of Eyefite Ltd.  These shares are exchanged with Can-Fite for 36,000,000 shares of Denali stock (see Note D).

B.
Reflects the issuance of 2,907,626 shares of Denali in exchange for $2.4 million of Can-Fite shares.  In addition, for every two (2) shares of Denali stock, a warrant is issued to purchase one (1) share of Denali stock at $1.72.  These warrants expire in 5 years.  A Black Scholes calculation yields an expense of $308,208.

C.
Reflects the purchase by Can-Fite of 437,005 shares of Denali stock for $500,000, a share price of just over $1.144 (stock recapitalization).  In addition, for every 2 Denali shares purchased, Can-Fite received one (1) warrant to purchase Denali stock at $1.72.  These warrants expire in 5 years.  A Black Scholes calculation yields an expense of $46,322.

D.
Reflects the issuance of 36,000,000 shares of Denali stock in exchange for 100% of the outstanding shares of Eyefite Ltd stock (“Stock Purchase Agreement”) (see Note A above).  The share value for the transaction was computed at par value for an effective value of the merger of $36,000.

E.
Reflects the issuance of 2,910,456 shares of Denali stock to 5 investors in a private placement at $1.144 per share, raising $2,987,919 after $330,000 in money raising costs were paid.  In addition, for every 2 shares of Denali stock issued, the investor received one (1) warrant to purchase an additional share of Denali stock at $1.72.  These warrants expire in 5 years.  A Black Scholes calculation yields expenses of $308,508.

F.
Reflects the sale of 1,920,000 shares of Denali stock to 5 investors for $97,000 in a private placement.  The proceeds from this transaction were earmarked to repurchase stock and retire Denali indebtedness at the close of the transaction.

G.	Reflects the repurchase of 7,750,000 Denali shares from the previous majority shareholder at par value for $7,750 with funds earmarked for stock repurchase (see F above).

H.	Reflects the retiring of outstanding debt from Denali including accrued liabilities, accounts payable and accrued expenses, and notes payable from the earmarked funds (see F above).

I.	Reflects the pro forma adjustments to record the elimination of Denali historical equity from the pro forma financial statements.

J.
Reflects the issuance of 340,000 options to purchase Denali stock at $1.144 per share.  These options vest immediately and expire 3 years from the date of issue.  A Black Scholes calculation yielded an expense of $58,820.

K.
We compute net income per share in accordance with FASB ASC 260, Earnings per Share. Under the provisions of FASB ASC 260, basic net income per share is computed by dividing net income attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The 36,000,000 shares issued to the shareholder of Eyefite Ltd. as a result of the reverse merger together with the 2,097,626 shares issued in exchange for $2.4M of Can-Fite shares and the 437,005 shares issued to Can-Fite for $500,000, the 4,830,456shares issued to private investors and existing 3,620,430 outstanding shares of the company that remained outstanding after the repurchase of previous majority shareholder stock are assumed to have been outstanding since the beginning of the earliest period presented (January 1, 2011), resulting in 46,985,517 shares being outstanding for purposes of basic net income per share.